UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – SEPTEMBER 2, 2009

BREEZER VENTURES INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-129229	N/A
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

330 Madison Avenue, 6th Floor
New York, NY 10017
(Address of principal executive offices)

866-272-2036
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01:	Other Events.

Payment of Stock Dividend

On September 2, 2009, the Board of Directors of Breezer Ventures Inc. declared the payment of a stock dividend consisting of three (3) additional shares of the Company’s common stock for each one (1) share of the Company’s common stock held as of the record date.  The record date will be September 14, 2009.  Such stock dividend will be paid on September 15, 2009.  Holders of fractions of shares of the Company’s common stock will receive a proportional number of shares rounded to the nearest whole share.  In connection with this stock dividend, the ownership of stockholders possessing 7,650,000 shares of the Company’s Common Stock will be thereby be increased to 30,600,000 shares of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZER VENTURES INC.

Date: September 2, 2009	By:	/s/ Shawn Sim
		Name:	Shawn Sim
		Title:	President, Chief Executive Officer, Treasurer and Secretary